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                                                                   EXHIBIT 10.53

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


        AMENDMENT, dated as of February 28, 1998, between Ticketmaster Publishing, Inc. (the "Company"), and Carole Ference ("Executive").

                              W I T N E S S E T H:

        WHEREAS, the Company and Executive are parties to that certain Employment Agreement, dated as of February, 1995 (the "Agreement"), relative to Executive?s employment by the Company; and

        WHEREAS, the Company and Executive have agreed to make certain amendments to the Agreement;

        NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

        1. DEFINITIONS. Terms defined in the Agreement shall have the same meaning when used in this Amendment, unless the context requires otherwise.

        2. EXTENSION OF THE TERM. The term of the Agreement is hereby extended for a period of two (2) additional years, commencing on March 1, 1998 and ending on the last day of February, 2000 (the ?Extension Period?), subject to early termination as provided herein.

        3. BASE SALARY AMOUNT DURING EXTENSION PERIOD. The Base Salary Amount during each Contract Year of the Extension Period shall be $250,000, per annum.

        4. ANNUAL PERFORMANCE BONUS DURING EXTENSION PERIOD. Notwithstanding anything to the contrary in Subsection 6(b) of the Agreement, Employee?s minimum annual performance bonus shall be $25,000.

        5. TERMINATION.

               (a) Termination for Any Reason. The Company or Executive may terminate the employment of Executive effective as of March 1, 1999 for any reason upon notice to the other party at any time prior to January 1, 1999.
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               (b) Severance. In the event that Company terminates Executive?s employment under Section 5(a) above, then Company shall as severance and full and final settlement and release of all its obligations to Executive (i) pay Executive one-half of her Base Salary (i.e., $125,000) on or before March 31, 1999, and (ii) keep in force and effect the insurance benefits set forth in Sections 6(d)(i) and (ii) and 6(e) of the Agreement for a period equal to the lesser of the full 1999 calendar year or until Executive obtains full time employment. Additionally, in such event Company shall pay Executive all expenses incurred but not yet reimbursed and accrued vacation, if any.

        6. CONTINUED EFFECTIVENESS OF AGREEMENT. Except as expressly set forth herein, the Agreement shall continue in full force and effect in accordance with its terms and provisions thereof; provided, however, Subsections 6(g),(h) and
(i) of the Agreement are hereby deleted in their entirety.

        IN WITNESS WHEREOF, the Company and Executive have executed this Agreement effective as of the date and year first written above.

                                    By:     Ticketmaster Publishing, Inc.,
                                            a Delaware corporation

                                            By:
                                              ----------------------------------
                                            Title:
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                                            -----------------------------------
                                            Carole Ference, an individual